UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 23, 2009

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[x]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On October 23, 2009, Robert Glaser, Chairman and Chief Executive Officer of RealNetworks, Inc. (the "Company"), sent an email message to the Company's employees advising them that the Company's shareholders approved a proposal relating to a potential stock option exchange program and providing additional information on the anticipated communications process for the stock option exchange program. A copy of Mr. Glaser’s email message to Company employees is attached to this report as Exhibit 99.1.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The option exchange program described in this report has not yet commenced and the terms of the program, including what options are eligible and exchange ratios, remain subject to change. In addition, RealNetworks may decide later not to implement the option exchange program. If RealNetworks implements the option exchange program, RealNetworks will file a Tender Offer statement on Schedule TO with the SEC upon the commencement of the option exchange program. Persons who may be eligible to participate in the option exchange program should read the Tender Offer statement on Schedule TO, including the offer to exchange and the other related materials, when those materials become available because they will contain important information about the details of the option exchange program. RealNetworks shareholders and option holders will be able to obtain these written materials and other documents filed by RealNetworks with the SEC free of charge from the SEC’s website at www.sec.gov and from RealNetworks upon written request to Investor Relations Department, RealNetworks, Inc., P.O. Box 91123, Seattle, Washington 98111-9223.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number Exhibit Description

99.1 Employee Communication Regarding Proposed Option Exchange Program

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

October 23, 2009	By:	Robert Kimball

Name: Robert Kimball
Title: Executive VP, Corporate Development and Law, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Employee Communication Regarding Proposed Option Exchange Program